Exhibit 5.1

CLIFFORD CHANCE LLP
10 UPPER BANK STREET
LONDON
E14 5JJ
TEL +44 20 7006 1000
FAX +44 20 7006 5555
DX 149120 CANARY WHARF 3
www.cliffordchance.com

To:	Barclays PLC 1 Churchill Place London E14 5HP	Our ref: SLXT/70-40554525/BM Direct Dial: +44 20 7006 2926 E-Mail: simon.thomas@cliffordchance.com 9 October 2013

Dear Sirs

Barclays PLC (the “Company”) – Form F-3 – Registration Statement Under the Securities Act of 1933

We have acted as English legal advisers to the Company in connection with the Company’s Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) to its Registration Statement on Form F-3 under the Securities Act of 1933, as amended by Post-Effective Amendment No. 1 thereto, Post-Effective Amendment No. 2 thereto and the Post-Effective Amendment (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) on 16 September 2013 for the purposes of filing a prospectus (the “Prospectus”) relating to ordinary shares (including in the form of American Depositary Shares) (the “Shares”) and rights to purchase such ordinary shares (including rights to purchase ordinary shares in the form of American Depositary Shares) in connection with the rights issue announced on 30 July 2013 and filing additional exhibits to the Registration Statement relating to such ordinary shares (including in the form of American Depositary Shares) and rights to purchase ordinary shares (including rights to purchase ordinary shares in the form of American Depositary Shares) (the “Transaction”).

1.	INTRODUCTION

1.1	Opinion Documents

This Opinion relates to the Shares.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NO. OC323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET LONDON E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. THE FIRM IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY.

1.2	Interpretation

1.2.1	Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.2	All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3	Legal Review

In connection with the giving of this Opinion we have reviewed only the documents referred to in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries) and conducted only those searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents, Searches and Enquiries).

1.4	Applicable Law

This Opinion is governed by English law, relates only to English law as applied by the English courts as at today’s date and does not extend to the laws of any other jurisdiction. All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5	Taxation

We express no opinion on any taxation matter, and none is implied or may be inferred.

1.6	Assumptions and Reservations

This Opinion is given on the basis of the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations). This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

2.	OPINION

We are of the opinion that the Shares when allotted and issued by the Company will be duly issued in accordance with the Companies Act 2006 and will be fully paid or credited as fully paid and no further amounts will be payable to the Company in respect of the issue of those Shares (subject to the transfer of valid consideration to the Company at least equal to the aggregate nominal value of the Shares for the issue thereof).

3.	ADDRESSEES AND PURPOSE

The scope and content of this Opinion solely have regard to the interests of the Company in accordance with its instructions. This Opinion is provided in connection with the Registration Statement, and for the information of the persons to whom it is addressed and it may not be relied upon for any other purpose or by any other person.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be filed with the Commission on or about 9 October 2013 and to be incorporated by reference into the Registration Statement, and to the reference to us under the heading “Validity of Securities” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours faithfully

/s/ Clifford Chance

SCHEDULE 1

DOCUMENTS, SEARCHES AND ENQUIRIES

1.	DOCUMENTS

(a)	A certified copy of the memorandum and articles of association of the Company as adopted by special resolution passed on 30 April 2010 and amended by special resolution passed on 25 April 2013.

(b)	A certified copy of the minutes of a meeting of the board of directors of the Company held on 24 July 2013.

(c)	A certified copy of resolutions of the shareholders of the Company passed on 25 April 2013 approving, inter alia, the allotment of shares and equity securities and the allotment of equity securities for cash other than on a pro-rata basis.

(d)	A certified extract from the minutes of a meeting of a committee of the board of directors of the Company held on 13 September 2013.

For these purposes “certified” means certified by the company secretary or a director of the Company as a true and complete copy of the relevant original document or a true and complete extract from the relevant original document, as the case may be.

2.	SEARCHES AND ENQUIRIES

(a)	A search was conducted with the Registrar of Companies in respect of the Company on 9 October 2013, which has not revealed any order or resolution for the winding up of the Company or any notice of appointment in respect of a liquidator, receiver, administrative receiver or administrator.

(b)	An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions at 10.30 a.m. on 9 October 2013 with respect to the Company, which has not revealed any petition for the winding up of the Company as having been presented.

SCHEDULE 2

ASSUMPTIONS

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures, stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents are complete and conform to the originals.

(b)	The copy of the memorandum and articles of association of the Company provided to us is accurate and complete as of the date of this Opinion.

2.	CORPORATE AUTHORITY

(a)	In resolving to issue the Shares, the directors of the Company acted in good faith to promote the success of the Company for the benefit of its members and in accordance with any other duty.

(b)	Each director of the Company has disclosed any interest which he or she may have in the Transaction in accordance with the provisions of the Companies Act 2006 and the Company’s articles of association and none of the directors has any interest in the Transaction except to the extent permitted by the Company’s articles of association.

(c)	The resolutions of the shareholders of the Company referred to in paragraph 1(c) of Schedule 1 (Documents, Searches and Enquiries) were duly passed at a properly convened and quorate meeting of the shareholders of the Company and in all cases have not been amended or rescinded and are in full force and effect.

(d)	The resolutions of the Company’s board of directors and/or the committee of directors as set out in the minutes and extract from the minutes referred to in paragraphs 1(b) and 1(d) of Schedule 1 (Documents, Searches and Enquiries) were duly passed at a properly constituted and quorate meeting of duly appointed directors or, as the case may be, duly appointed committee of directors of the Company and have not been amended or rescinded and are in full force and effect.

3.	SEARCHES AND ENQUIRIES

There has been no alteration in the status or condition of the Company as disclosed by the searches and enquiries referred to in Schedule 1 (Documents, Searches and Enquiries) and those searches and enquiries are complete and accurate in all aspects. However, it is our experience that the searches and enquiries referred to in paragraphs 2(a) and 2(b) in Schedule 1 (Documents, Searches and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England.

4.	OTHER

All acts, conditions or things required to be fulfilled, performed or effected in connection with the Shares under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

SCHEDULE 3

RESERVATIONS

1.	BANKING ACT 2009

The opinion set out in this letter is subject to any limitations arising from any measures taken in relation to a bank, or a holding company of a bank or a building society (as such terms are defined in Part 1 of the Banking Act 2009) or any changes in law made pursuant to the powers contained in Part 1 of the Banking Act 2009 which are designed to address the situation where all or part of the business of a bank or building society has encountered, or is likely to encounter, financial difficulties.

2.	LIMITS ON SCOPE OF OPINION

No opinion is given:

(a)	on any issues which may arise out of or relate to the giving of financial assistance pursuant to the Companies Act 2006; and

(b)	as to the title to the Shares including, but without limitation, as to whether the legal and beneficial ownership of the Shares is vested in any particular person.